 As filed with the Securities and Exchange Commission on April 9, 1998
                                                           Registration No. 333-
------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                                  ------------------

                                  UNIONBANCORP, INC.

                (Exact name of Registrant as specified in its charter)

          DELAWARE                                           36-3145350
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                  ------------------

                               122 WEST MADISON STREET
                                OTTAWA, ILLINOIS 61350
                       (Address of principal executive offices)

                                  ------------------

                            UNIONBANCORP, INC. 401(K) PLAN
                               (Full title of the plan)

                                  ------------------

                                   R. SCOTT GRIGSBY
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  UNIONBANCORP, INC.
                               122 WEST MADISON STREET
                                OTTAWA, ILLINOIS 61350
                       (Name and address of agent for service)

                                   (815) 434-3900
            (Telephone number, including area code, of agent for service)

                                   WITH COPIES TO:

                               DOUGLAS J. TUCKER, ESQ.
                   BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                          333 WEST WACKER DRIVE, SUITE 2700
                               CHICAGO, ILLINOIS  60606
                                    (312) 984-3100


                           CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum   Proposed Maximum
     Title of Securities              Amount to be    Offering Price        Aggregate           Amount of
      to be Registered              Registered(1)(2)   per Share(3)     Offering Price(3)  Registration Fee(3)
--------------------------------------------------------------------------------------------------------------
  Common Stock, $1.00 Par Value        20,000             $20.50           $410,000.00           $121.00
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the UnionBancorp, Inc. 401(k) Plan (the "Plan").

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) under the Act solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices of the shares of the Registrant's Common Stock as reported on the Nasdaq Stock Market on April 3, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        PART I


                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the UnionBancorp, Inc. 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

          Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents previously or concurrently filed by UnionBancorp, Inc. (the "Company") or the Plan with the Commission are hereby incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K (File No. 0-28846) filed with the Commission on March 30, 1998.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the prospectus referred to in
               (a) above.

          (c) The description of the Company's Common Stock, par value $1.00 per share, contained in Item 1 of the Company's Registration Statement on Form 8-A (File No. 0-28846), originally filed with the Commission on September 4, 1996, and all amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Article XIII of the Company's Certificate of Incorporation, and Article VII of the Company's bylaws, provide as follows:

                                     ARTICLE XIII

          No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that this Article XIII shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
No amendment to or repeal of this Article XIII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                     ARTICLE VII

     SECTION 7.1    INDEMNIFICATION.

          7.1.1 ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          7.1.2 ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          7.1.3 INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section 7.1, to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, including, without limitation, to the extent permitted by applicable law, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1.1 and 7.1.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          7.1.4 DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 7.1.1 and 7.1.2, (unless ordered by a court) shall be paid by the corporation, if a determination is made (a) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or (b) if such majority of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (c) by the stockholders, that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2.

          7.1.5 ADVANCE OF COSTS, CHARGES AND EXPENSES. Expenses (including attorneys' fees) incurred by a person referred to in Sections 7.1.1 and
     7.1.2 in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; PROVIDED, HOWEVER, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article VII. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the corporation, authorize the corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

          7.1.6 PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections 7.1.1, 7.1.2 and 7.1.3, or advance of costs, charges and expenses under Section 7.1.5, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article VII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days.
     Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.1.5, where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1.1 and 7.1.2, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          7.1.7 SETTLEMENT. The corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 7.1.1 and 7.1.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

     SECTION 7.2 SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article VII or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall affect or diminish in any way the rights of any director or officer of the corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     SECTION 7.3 OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article VII shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article VII shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article VII is in effect. The corporation shall not consent to any acquisition, merger, consolidation or other similar transaction unless the successor corporation assumes by operation of law or by agreement the obligations set forth in this Article VII.

     SECTION 7.4 INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this Article VII.

     SECTION 7.5    CERTAIN DEFINITIONS.  For purposes of this Article VII:

          (i) references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

          (ii) references to "other enterprises" shall include employee benefit plans;

          (iii) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

          (iv) references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

          (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation," as referred to in this Article VII.

     SECTION 7.6 SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extant permitted by applicable law.

     SECTION 7.7 SUBSEQUENT LEGISLATION. If the Delaware General Corporation Law is amended after the date hereof to further expand the indemnification permitted to directors and officers of the corporation, then the corporation shall indemnify such person to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

          (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include:
     (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, State of Illinois, on April 3, 1998.

                                   UNIONBANCORP, INC.


                                   By:  /s/ R. Scott Grigsby
                                        ------------------------------------
                                        R. Scott Grigsby
                                        Chairman of the Board, President and
                                        Chief Executive Officer


                                   By:  /s/ Charles J. Grako
                                        ------------------------------------
                                        Charles J. Grako
                                        Executive Vice President and Chief
                                        Financial and Accounting Officer

                                  POWER OF ATTORNEY

          Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Scott Grigsby and Charles J. Grako, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on April 3, 1998.


     SIGNATURE
     ---------
                              TITLE
                              -----
/s/ R. Scott Grigsby          Chairman of the Board, President and Chief
----------------------------  Executive Officer
R. Scott Grigsby

/s/ Richard J. Berry          Director
----------------------------
Richard J. Berry

/s/ Walter E. Breipohl        Director
----------------------------
Walter E. Breipohl

/s/ L. Paul Broadus           Director
----------------------------
L. Paul Broadus

/s/ John Michael Daw          Director
----------------------------
John Michael Daw

                              Director
----------------------------
Robert J. Doty

/s/ Jimmie D. Lansford        Director
----------------------------
Jimmie D. Lansford

/s/ Lawrence J. McGrogan      Director
----------------------------
Lawrence J. McGrogan

                              Director
----------------------------
I. J. Reinhardt, Jr.

/s/ H. Dean Reynolds          Director
----------------------------
H. Dean Reynolds

                              Director
----------------------------
John A. Shinkle

                              Director
----------------------------
Scott C. Sullivan

                              Director
----------------------------
John A. Trainor

/s/ Charles J. Grako          Executive Vice President and Chief Financial
----------------------------  and Accounting Officer
Charles J. Grako

                                      SIGNATURES

THE PLAN.       Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administrator the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, State of
Illinois, on April   , 1998.



                                   UNIONBANCORP 401(K) PLAN


                                   By:  UNIONBANCORP, INC.
                                        ------------------
                                        Plan Administrator



                                   By:  /s/ R. Scott Grigsby
                                        ----------------------------------
                                        Its:  Chief Executive Officer

                                  UNIONBANCORP, INC.

                                    EXHIBIT INDEX
                                          TO
                           FORM S-8 REGISTRATION STATEMENT

                                                     Incorporated
                                                      Herein by                      Filed            Sequential
Exhibit No.      Description                         Reference To                   Herewith          Page No.
----------------------------------------------------------------------------------------------------------------
    4.1     Certificate of             Exhibit 3.1 to the Registration
            Incorporation of           Statement on Form S-1 filed with the
            UnionBancorp, Inc.         Commission by UnionBancorp, Inc. on
                                       August 9, 1996, as amended (SEC File
                                       No. 333-9891)


    4.2     Bylaws of UnionBancorp,    Exhibit 3.2 to the Registration
            Inc.                       Statement on Form S-1 filed with the
                                       Commission by UnionBancorp, Inc. on
                                       August 9, 1996, as amended (SEC File
                                       No. 333-9891)

    4.3     Specimen Stock             Exhibit 4.1 to the Registration
            Certificate of             Statement on Form S-1 filed with the
            UnionBancorp, Inc.         Commission by UnionBancorp, Inc. on
                                       August 9, 1999, as amended (SEC File
                                       No. 333-9891)

    5.1     Opinion of Barack,                                                        X
            Ferrazzano, Kirschbaum &
            Perlman

    23.1    Consent of Crowe, Chizek                                                  X
            and Company LLP

    23.2    Consent of McGladrey &                                                    X
            Pullen, LLP

    23.2    Consent of Barack                                                    Included in
            Ferrazzano Kirschbaum                                                Exhibit 5.1
            Perlman and Nagelberg

    24.1    Power of Attorney                                                    Included on
                                                                                 Signature Page to
                                                                                 this Registration
                                                                                 Statement


    99.1    UnionBancorp, Inc.                                                        X
            401(k) Plan
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------